EXHIBIT 11.1

COMPUTATION OF PER SHARE EARNINGS

                                                                    FOR THE THREE MONTHS ENDED APRIL 30,
                                            -----------------------------------------------------------------------------------
                                                              2000                                        1999
                                            ---------------------------------------     ---------------------------------------
                                               LOSS          SHARES       PER SHARE        INCOME        SHARES       PER SHARE
                                            (NUMERATOR)   (DENOMINATOR)    AMOUNTS      (NUMERATOR)   (DENOMINATOR)    AMOUNTS
                                            -----------   -------------    -------      -----------   -------------    -------
BASIC EPS:
Income (loss) available to Common
  shareholders                              $   (92,311)      2,604,736    $ (0.04)      $   107,105      2,604,736    $  0.04

EFFECT OF DILUTIVE SECURITIES:
  Common stock options                               --              --         --                --         16,514         --
                                            -----------     -----------    -------       -----------    -----------    -------
DILUTED EPS:
Income (loss) available to Common
  shareholders                              $   (92,311)      2,604,736    $ (0.04)      $   107,105      2,621,250    $  0.04
                                            -----------     -----------    -------       -----------    -----------    -------

                                                                    FOR THE NINE MONTHS ENDED APRIL, 30,
                                           ------------------------------------------------------------------------------------
                                                              2000                                        1999
                                           ----------------------------------------     ---------------------------------------
                                           INCOME (LOSS)     SHARES       PER SHARE        LOSS          SHARES       PER SHARE
                                            (NUMERATOR)   (DENOMINATOR)    AMOUNTS      (NUMERATOR)   (DENOMINATOR)    AMOUNTS
                                            -----------   -------------    -------      -----------   -------------    -------
BASIC EPS:
Income (loss) available to Common
  shareholders                              $    29,937       2,604,736    $  0.01       $  (243,407)     2,596,091    $ (0.09)

  Change in accounting principle               (158,896)             --      (0.06)               --             --         --

EFFECT OF DILUTIVE SECURITIES:
  Common stock options                               --          22,115         --                --             --         --
                                            -----------     -----------    -------       -----------    -----------    -------

DILUTED EPS:
Income (loss) available to Common
  shareholders                              $  (128,959)      2,626,851    $ (0.05)      $  (243,407)     2,596,091    $ (0.09)
                                            -----------     -----------    -------       -----------    -----------    -------